Exhibit 10.1

MOBILE APPLICATION DEVELOPMENT AND INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

MOBILE APPLICATION DEVELOPMENT AND INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (“Agreement”) is made and entered into as of the 2nd day of April, 2021 (the “Effective Date”) by and between Aidana Seitgazieva (“Client”) and Cyber App Solutions (“Developer”).  Intending to be legally bound, Client and Developer agree as follows:

WHEREAS, Developer is in the business of providing certain technological services, including but not limited to application development and technical solutions for his clients; and

WHEREAS, Client desires to enter into this Agreement with Developer for certain services and the development of certain applications, as described further under this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. SERVICES. Developer will perform for Client, as a “work made for hire”, the development of a food delivery application for iOS devices and Android devices, that are more particularly described in any schedules, invoices, purchase order or statements of work (“hereinafter all referenced as “Schedules”) that the parties have executed, or may execute from time to time, which shall be and are hereby incorporated by reference and made a part of this Agreement. Any and all services and/or Schedules performed by Developer (hereinafter referred to as “Work”), may include, but are not limited to, the development and/or delivery of any software, applications, technologies, materials, inventions, ideas, designs, concepts, techniques, discoveries, or improvements created by Developer. Developer is not obligated to perform any Work, and Client has not contracted for any Work, unless and until a Schedule is executed by both parties. Both parties agree the requirement of a written signed Schedule is satisfied upon either (a) Developer and Client’s signing a Schedule, or (b) Developer’s commencing Work described in an electronic Schedule or purchase order transmitted by an authorized and designated Client employee. In the event that Developer performs and Client pays for any services without having executed a Schedule or any other written agreement applying to such services, then such services will constitute Work under this Agreement and will be governed by the terms and conditions of this Agreement. Developer agrees to deliver final software applications (and all source code and object code related thereto) to Client no later than 3 months after receiving the $5,000 payment, described in Section 5, to commence activities related to the Work described in the Schedule.

2. ACCEPTANCE PROCESS. Unless provided otherwise in the applicable Schedule, Client will have forty-five (45) days following delivery of any Work in which to evaluate the Work and any portion thereof and submit a written notice of acceptance or rejection to Developer, or such other longer time as is reasonable under the circumstances. Client may accept or reject Work based on its failure to conform to any Schedule, specifications or warranties or its being unfit for Client’s intended purpose. No Work shall be deemed accepted absent Client’s written acknowledgement of its acceptance to Developer and shall therefore constitute Developer’s rejection of Work. In the event of Developer’s rejection of any Work, Developer will promptly correct the Work. If Developer fails to correct the Work within fifteen (15) days after notice of rejection or other reasonable period agreed to by the parties, Client may terminate the applicable Work to this Agreement, or the applicable portion thereof, and receive a full refund of amounts paid under such Schedule for the rejected Work.

3. SUBCONTRACTING. Developer may not subcontract the Work or any portion of the Work under this Agreement to any third party (including without limitation any independent contractor) without the prior written consent of Client. In the event that Client consents to the use of a subcontractor, then (a) Developer guarantees the subcontractor’s performance, (b) Developer remains obligated under this Agreement and the applicable Schedule for the performance of the subcontracted Work, notwithstanding Client’s consent to the use of a subcontractor, (c) Developer will, prior to the subcontractor begins to perform any of the subcontracted Work, enter into a written agreement with the subcontractor obligating the subcontractor to comply with Developer’s obligations under this Agreement and the applicable Schedule, (d) Client will have no obligation or liability to the subcontractor under this Agreement or any Schedule or otherwise and the subcontractor will have no rights or remedies against Client under this Agreement or any Schedule or otherwise, and (e) Client will have the right but not the obligation to directly pay the subcontractor for any Work it performs under this Agreement and to offset the amount of such payment against any amounts owed Developer. Developer may not impose on Client a surcharge for any subcontractor fees.

4. CLIENT MATERIALS. For purposes of this Agreement: “Client Materials” means any equipment or other tangible materials, software, documentation, methodologies, know how, processes, techniques, ideas, concepts, technologies, data and/or any other information that are provided by Client to Developer in connection with any Schedule. If Client provides Developer any Client Materials in connection with any Schedule, then Client hereby grants Developer a non-exclusive, personal, non-transferable, non-assignable license to (during the term of such Schedule and subject to any additional terms and conditions in any license or other agreement provided by Client with such Client Materials) internally use, modify and create derivative works of such Client Materials for the sole purpose of, and solely to the extent strictly necessary for, performing the Work under such Schedule. Any modifications, enhancements, and/or derivative works Developer makes of Client Materials will constitute Work assigned to Client under this Agreement. Client retains all right, title and interest in the Client Materials. The Client Materials constitute Client Confidential Information and are subject to Section 7 of this Agreement. Developer assumes the risk of loss, damage, unauthorized access and/or use, theft and/or disappearance of Client Materials in Developer’s care, custody or control. Developer will not remove, alter or obscure any markings identifying Client Materials as Client property or proprietary or confidential to Client. Developer acknowledges that Client Materials consisting of Client software are subject to U.S. export jurisdiction and may be of U.S. origin. Developer agrees to comply with all applicable international and national laws that apply to the Client Materials, including without limitation the U.S. Export Administration Regulations, as well as end-user, end-use and destination restrictions issued by U.S. and other governments.

5. PAYMENT TERMS. Client will pay Developer the fees for the Work in the amount of $5,000 (“Fees”). Client will prepay Developer (i) US$5,000 prior to commencement of Work. Developer will bear sole responsibility for all expenses incurred in connection with the performance of the Work, unless otherwise agreed to in advance and in writing by Client.

5.1 Client Invoice. Developer will invoice Client for all amounts due under this Agreement in accordance with any Schedule, this Agreement or as otherwise agreed upon in writing by the parties. Developer’s invoices will set forth all amounts due from Client to Developer and will contain sufficient detail to allow Client to determine the accuracy of the amount(s) billed.

5.2 Payment Method. Payments by Client will be made, within Client’s discretion, according to Client’s then-current payment policies or as agreed upon in the applicable Schedule. Client will be entitled to offset any amounts that Developer owes to Client against any amounts Client owes to Developer.

5.3 Disputed Amounts. Client may dispute any payable amount by notice to Developer orally or in writing within sixty (60) calendar days of Client’s receipt of the invoice, which claim of dispute may concern not only the accuracy of the charge itself, but also any claim of deficient services or performance, or any other claim of breach of this Agreement that relates to the specific charges in the invoice. Any partial payment of an invoice will be deemed notice by Client of the disputed amount, unless such partial payment is in accordance with payment terms contained in the applicable Schedule for Work. All disputed amounts that Client subsequently agrees in writing to pay, or that are required to be paid pursuant to a proper court order or award from any mutually submitted arbitration, will be paid on the payment terms set forth in Section 5 above. Payment of an invoice without asserting a dispute is not a waiver of any claim or right. Failure by Client to dispute any invoiced amount within the periods set forth above will not be deemed a waiver of any claims that were unknown to Client at the time.

6. INTELLECTUAL PROPERTY RIGHTS AND OWNERSHIP OF WORK.

For purposes of this agreement, “Intellectual Property Rights” means any and all (i) copyrights and other rights associated with works of authorship throughout the world, including neighboring rights, moral rights, and mask works, (ii) trade secrets and other confidential information, (iii) patents, patent disclosures and all rights in inventions (whether patentable or not), (iv) trademarks, trade names, Internet domain names, and registrations and applications for the registration thereof together with all of the goodwill associated therewith, (v) all other intellectual and industrial property rights of every kind and nature throughout the world and however designated, whether arising by operation of law, contract, license, or otherwise, and (vi) all registrations, applications, renewals, extensions, continuations, divisions, or reissues thereof now or hereafter in effect.

6.1 Work Made for Hire. The Work (including, without limitation, any works of authorship, documents, records, notes, inventions (whether or not reduced to practice), methods, materials, ideas, designs, models, concepts, techniques, discoveries, and improvements created, conceived or reduced to practice by Developer in connection with Work or by use of or exposure to Client Confidential Information) has been specially ordered and commissioned by Client, may be incorporated in existing Client works as a compilation or collective work, and constitutes work made for hire for Client under applicable copyright law to the extent it qualifies as such. Developer agrees that Client will own all Intellectual Property Rights in the Work and that the Work is a “work made for hire” for copyright purposes.

6.2 Assignment. Developer hereby assigns to Client, its successors and assigns, all rights, title and Intellectual Property Rights interests in and to the Work including, without limitation, the following:

(a) any Intellectual Property Rights that Developer may possess or acquire in the Work that do not qualify as a work made for hire, and all copyrights and equivalent rights in the Work, throughout the world, including without limitation all renewals and extensions of such rights that may be secured under the laws now or hereafter in force and effect in the United States of America or in any other country or countries;

(b) all rights in and to any inventions, ideas, designs, concepts, techniques, discoveries, or improvements, whether or not patentable, embodied in the Work or developed in the course of Developer’s creation of the Work, including, but not limited to, all trade secrets, utility and design patent rights and equivalent rights in and to such inventions and designs throughout the world, regardless of whether or not legal protection for the Work is sought;

(c) any documents, magnetically or optically encoded media, or other materials created by Developer under this Agreement; and

(d) the right to sue for infringements (including, without limitation, any infringements that may occur before the date of this Agreement), and to collect and retain damages from any such infringements.

6.3 Assignment in Perpetuity & Worldwide. For the avoidance of doubt: (a) the assignment set forth in Section 6.2 above is in perpetuity and worldwide; and (b) notwithstanding anything contained in any applicable law of any jurisdiction, the assigned rights will not revert to Developer if not exercised at any time whatsoever.

6.4 Further Assurances; Other Rights. At Client’s expense, Developer will execute and deliver such documents and take such other action as may be requested by Client to evidence, perfect or protect Client’s rights in the Work and to carry out the assignments and waivers contemplated in this Section 6. In this regard, Developer will cooperate with Client in the filing and prosecution of any copyright, trademark or patent applications that Client may elect to file on the Work or inventions and designs relating to the Work. Developer hereby appoints Client as Developer’s attorney-in-fact (this appointment being irrevocable and coupled with an interest) to execute such documents on Developer’s behalf. Developer will not challenge, oppose or interfere with such applications and will not file any such applications on its own behalf. To the extent Developer has any rights in the Work not subject to assignment, including without limitation any moral rights; Developer waives and agrees not to assert such rights and enforcement thereof to the maximum extent permitted by law.

7. NON-DISCLOSURE

7.1 Non-Disclosure Generally. At all times during and after the term of this Agreement, Developer will hold in strictest confidence, and will not use or disclose to any third party, any Client Confidential Information. The term “Client Confidential Information” means all non-public information that Client designates as being confidential or which under the circumstances of disclosure ought to be treated as confidential. “Client Confidential Information” includes, without limitation, Client Materials, the Work, the existence of this Agreement and/or any Schedules, terms and conditions of this Agreement and/or any Schedules, information relating to released or unreleased Client software or hardware products, marketing or promotion of any Client product, business policies or practices of Client, customers or suppliers of Client, “Personal Information” (as defined in Section 8.1 below), or information received from others that Client is obligated to treat as confidential. If Developer has any questions as to what constitutes Client Confidential Information, Developer will consult with Client. “Client Confidential Information” does not include information that, through no fault or breach of Developer or any third party: (a) was known to Developer prior to Client’s disclosure to Developer; or (b) becomes publicly available.

7.2 Press Releases and Publicity. Absent Client’s written authorization, which shall only apply to each specific instance or request by Developer, Developer will not issue press releases or publicity in any form that relates to this Agreement. Developer will not use the Client’s name or any Client trademarks in any brochures, advertisements, websites or other marketing materials, except as may be expressly permitted in the applicable Schedule or other Client agreement, and then only if such use complies with guidelines designated by Client from time to time, and only if such use has been reviewed and approved in advance by Client as to its compliance with the applicable Schedule or agreement and with Client guidelines. Provided that Developer requests and obtains Client’s prior written consent, Developer may use the Client’s name in client presentations or in written response to requests for client lists as part of requests for proposals or requests for information.

8. PERSONAL INFORMATION

8.1 Personal Information Defined. For the purposes of this section, “Personal Information” means any information provided by Client or collected by Developer in connection with this Agreement (a) that identifies or can be used to identify, contact, or locate the person to whom such information pertains, or (b) from which identification or contact information of an individual person can be derived. Personal Information includes, but is not limited to, name, address, phone number, fax number, email address, social security number or other government-issued identifier, and credit card information. Additionally, to the extent any other information (such as, but not necessarily limited to, a personal profile, unique identifier, biometric information, and/or Internet Protocol address) is associated or combined with Personal Information, then such information also will be considered Personal Information.

8.2 Collection and Access. Developer will not collect or access any Personal information except to the extent such collection or access is strictly necessary to perform the Work or to fulfill any legal requirements in the performance of the Work. If the Work involves the collection of Personal Information directly from individuals, such as through a webpage, Developer will provide a clear and conspicuous notice regarding the uses of the Personal Information and comply with Client’s notices, policies and procedures for the collection and use of Personal Information.

8.3 Use of Personal Information. Developer will use Personal Information only as necessary to perform the Work in accordance with this Agreement and the applicable Schedule and not for any other purpose whatsoever. Developer will maintain such Personal Information as Client Confidential Information under Section 7. Developer will not share any Personal Information that is collected or possessed by Developer with any third parties for any reason except as necessary to carry out the Work, and only under terms and conditions substantially similar to those contained in this Section 8. If Developer is served with a court order compelling disclosure of any Personal Information or receives notice of proceedings for such an order, Developer will oppose the order, will promptly notify Client of the order or notice, and will provide Client the opportunity to intervene before Developer files any response to the order or notice.

8.4 Handling of Personal Information. Developer will take reasonable steps to protect Personal Information in Developer’s possession from unauthorized use, access, disclosure, alteration or destruction. Security measures will include, without limitation, access controls, encryption or other means, where appropriate. Developer must immediately notify Client of any known security breach that may result in the unauthorized use, access, disclosure, alteration or destruction of Personal Information. Developer will conduct an audit on at least an annual basis to evaluate the security of Personal Information in Developer’s possession and to verify that the terms of this Agreement with respect to Personal Information are being followed. Upon request from Client, Developer will provide Client with all audit results and all Personal Information in Developer’s possession.

9. DEVELOPER REPRESENTATIONS AND WARRANTIES

Developer represents and warrants that:

(a) Developer has full and exclusive right and power to enter into and perform according to the terms of this Agreement;

(b) The Work as delivered to Client does not infringe or misappropriate any copyright, patent, trade secret, trademark, or other proprietary right held by any third party and is free of any lien, claim, security interest or encumbrance;

(c) The Work will meet the specifications described in the applicable Schedule, will be complete and accurate, and will comply with all applicable laws and regulations;

(d) Developer will have all necessary rights to the Work to transfer ownership to Client as required by Section 6.2 above. Work created by Developer employees will be created within the scope of their employment and pursuant to written obligation to assign to Developer all right, title and interest in the Work, including without limitation the rights enumerated and assigned to Client in Section 6.2 above. If Client provides consent under Section 3 for a subcontractor to perform Work, such subcontractor will be bound by written obligation to assign all right, title and interest in the Work to Developer including without limitation the rights enumerated and assigned to Client in Section 6.2 above;

(e) Developer will not incorporate into the Work any product, software, or other materials for which the intellectual property rights are not owned solely by Developer without the express written permission of Client;

(f) The Work will be performed in a professional manner and will be of a high grade, nature, and quality;

(g) The Work is not, and when delivered to Client will not be, in whole or in part, governed by an Excluded License. An Excluded License is any license that requires, as a condition of use, modification and/or distribution of software subject to the Excluded License, that such software and/or other software combined and/or distributed with such software be (a) disclosed or distributed in source code form; (b) licensed for the purpose of making derivative works; or (c) redistributable at no charge.

(h) The software component of any Work as delivered to Client will not contain any viruses or other applications or executables that will degrade or infect any Work product or any other software or Client’s network or systems, including without limitation any “trap doors,” “worms” and “time bombs.”

(i) Developer will dedicate appropriate facilities, skilled employees, and resources to complete Work.

(j) Client Materials will be used for the sole purpose of performing the Work under the Schedule for which Client provides the Client Materials to Developer. Client Materials will not be disclosed to or used for the benefit of any third party.

(k) Developer will comply with all applicable laws and treaties in performing the Work, including without limitation all applicable employment, health and safety, environmental and immigration laws.

Developer agrees that any breach, or threatened breach, of this Agreement by Developer could cause irreparable damage and that in the event of such breach, or threatened breach, the Client shall have, in addition to any and all remedies of law, the right to an injunction, specific performance as well as all other equitable relief to prevent the violation of Developer’s obligations hereunder without the necessity of any proof of actual damages or the posting of a bond or other security.

10. INDEMNITY

10.1 Indemnification Obligation. Developer will indemnify, hold harmless and upon written request defend Client and its affiliates and the respective officers, directors, employees, agents and successors of Client and its affiliates (collectively, “Indemnified Parties”) from and against any and all actions, suits, proceedings, claims, demands, investigations, liabilities, damages, penalties, fines, judgments, settlements, costs and expenses (including, without limitation, any attorneys’ and experts’ fees and expenses) arising out of or relating to (a) any claim that the Work, or any name or mark furnished by Developer under this Agreement, infringes or misappropriates any confidential information, trade secret, patent, copyright, trademark, trade name, or any other legal right of any third party, (b) any claim that, if true, would constitute a breach of Developer’s warranties set forth in Section 9 of this Agreement, and/or (c) Developer’s negligence, malfeasance, violation of law, or any other breach of or default under this Agreement (collectively, “Claims”).

10.2 Indemnification Procedure. If any action is brought against any Indemnified Party for which Developer is obligated to provide a defense under Section 10.1, Client or the Indemnified Party will promptly notify Developer in writing. Client will cooperate with Developer at Developer’s request and expense in all reasonable respects in connection with the defense of any such action. Developer may upon written notice thereof to the applicable Indemnified Parties undertake to conduct all proceedings or negotiations in connection therewith and assume the defense thereof, and if it so undertakes, it will also undertake all other required steps or proceedings to settle or defend any such action, including without limitation the employment of counsel satisfactory to the applicable Indemnified Parties and payment of all expenses as they come due. Client and the Indemnified Parties will have the right to employ separate counsel and participate in the defense thereof at their own expense. Developer will reimburse the applicable Indemnified Parties upon demand for any payments made or loss suffered by them in connection with any Claim. Developer will keep the applicable Indemnified Parties informed of and consult with them concerning defense or settlement of each Claim. Developer will not have any right, without the applicable Indemnified Parties’ prior written consent, to agree or consent to any stipulation, admission or acknowledgment of any fault, guilt, wrongdoing or liability on the part of any Indemnified Party or to any settlement, judgment or order.

10.3 Infringing Work. If the Work furnished hereunder is in any action held to constitute an infringement and its use is enjoined, Developer will, in addition to its obligations under Section 10.1 and Section 10.2, immediately and at its expense either (a) procure for Client the right to continue use, sale, and marketing of the Work or (b) replace or modify the Work with a version of the Work that is non- infringing. If options (a) and (b) are not available to Developer, Developer will refund to Client all amounts paid to Developer by Client hereunder.

11. TERM AND TERMINATION

11.1 Term. This Agreement will commence as of the Effective Date and will remain in effect until terminated. Either party may terminate this Agreement if the other party is in material breach or default of any obligation that is not cured within thirty (30) calendar days’ notice of such breach. Notwithstanding the foregoing, Client may terminate this Agreement upon three (3) days written notice to Developer, in the event Developer has breached or Client reasonably believes Developer to have breached its obligations under this Agreement in relation to any of the following: non-disclosure and confidentiality, compliance with applicable laws and regulations, Client’s or a third party’s proprietary and intellectual property rights, or any lawsuits, actions, claims, assertions or other legal proceedings against Developer.

11.2 Termination of Agreement. This Agreement will terminate upon ninety (90) days’ prior written notice by either party, provided that Developer must complete and deliver to Client all Work pursuant to any Schedules in effect.

11.3 Termination Effect. The sole effect of terminating this Agreement will be to terminate the ability of either party to enter into subsequent Schedules that incorporate the terms of this Agreement. Termination of the Agreement will not, by itself, result in the termination of any Schedules previously entered into (or extensions of the same) that incorporate the terms of this Agreement, and the terms of this Agreement will continue in effect for purposes of such Schedules unless and until the schedule itself is terminated or expires.

11.4 Termination of Schedule. The term of any Schedules may be set forth in an applicable schedule. Client will have the right to cancel any Schedule with or without cause upon written notice to Developer. Upon receipt of such notice, Developer will discontinue all Work under the applicable Schedule. Except in cases of cancellation for cause under this Agreement, Client will pay for all Work performed by Developer under the applicable Schedule up until the earlier of: (a) the date of Developer’s receipt of the cancellation notice; or (b) the date five (5) days after Client sends the cancellation notice.

11.5 Delivery of Materials. Within ten (10) days following completion of or cancellation of a Schedule or termination of this Agreement, or upon Client’s request, Developer will (a) deliver to Client all tangible materials constituting, containing or embodying Work, Client Confidential Information, Personal Information and Client Materials (including, without limitation, all drawings, blue prints, notes, memoranda, specifications, software, electronic media, designs, devices, documents, documentation and any other materials), and (b) irretrievably delete all Work, Client Confidential Information, Personal Information and Client Materials that Developer possesses in electronic or other intangible form, except to the extent that Client may in its sole discretion provides its prior written consent to Developer retaining any of the foregoing, and except that, unless Client provides contrary instructions, Developer may retain any Work, Client Confidential Information, Personal Information and Client Materials necessary to complete Work under Schedules that have not been completed or cancelled. At Client’s request, Developer will provide Client with a certificate signed by an officer of Developer certifying Developer’s compliance with the foregoing.

11.6 Survival. Sections 5,6, 7, 8, 9 and 10 and all of the respective subsections of each of those sections will survive any expiration or termination of this Agreement.

12. MISCELLANEOUS

12.1 Independent Contractor. Developer is an independent contractor for Client. Nothing in this Agreement will be construed as creating an employer-employee relationship, partnership or joint venture, as a guarantee of future employment or projects, as a limitation upon Client’s sole discretion to terminate this Agreement at any time without cause, or as creating an exclusive relationship or minimum commitment. Developer is not authorized to assume, create or incur any liability on behalf of Client.

12.2 Notices. All notices and requests in connection with this Agreement will be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed to those contained in this Agreement or such other address as the party to receive the notice or request so designates by written notice to the other.

12.3 Assignment. Developer may not assign this Agreement, or any rights or obligations hereunder, whether by operation of contract, law or otherwise, except with the express written consent of Client, and any attempted assignment by Developer in violation of this section will be void. For purposes of this Agreement, an “assignment” by Developer under this section will be deemed to include, without limitation, each of the following: (a) a change in beneficial ownership of Developer of greater than twenty percent (20%) (whether in a single transaction or series of transactions) if Developer is a partnership, trust, limited liability Client or other like entity; (h) a merger of Developer with another party, whether or not Developer is the surviving entity; (c) the acquisition of more than twenty percent (20%) of any class of Developer’s voting stock (or any class of non-voting security convertible into voting stock) by another party (whether in a single transaction or series of transactions); and (d) the sale or other transfer of more than fifty percent (50%) of Developer’s assets (whether in a single transaction or series of transactions). In the event of such assignment or attempted assignment by Developer, Client will have the right to immediately terminate this Agreement.

12.4 Governing Law and Forum. This Agreement will be construed and controlled by the laws of the State of Nevada, United States of America, without reference to the conflicts of law provisions thereof. All disputes arising out of this Agreement will be subject to the exclusive jurisdiction of either the state or federal courts located in Nevada, United States of America.

12.5 Construction. This Agreement does not constitute an offer by Client and it will not be effective until signed by both parties. This Agreement (including any Schedules) constitutes the entire agreement between the parties with respect to the Work and all other subject matter hereof and merges all prior and contemporaneous communications. It may not be modified except by a written agreement signed on behalf of Developer and Client by their respective duly authorized representatives. Any party’s delay or failure to require performance of any provision of this Agreement will not in any way diminish or prejudice the right of such party to require performance of that provision, and any waiver by a party of a breach of any provision of this Agreement will not be construed as a waiver of any subsequent breach of this Agreement. If any provision of this Agreement is found to be invalid or unenforceable, then it will be enforced to the maximum extent permitted to effectuate its original purpose, and the remainder of this Agreement will remain in full force and effect.

IN WITNESS WHEREOF, intending to be legally bound by the terms of this Agreement, have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

AIDANA SEITGAZIEVA                                                                    CYBER APP SOLUTIONS

By: /s/ Aidana Seitgazieva                                                                      /s/ Evgenii Pak

Name: Aidana Zeitgazieva                                                                     Name:  Evgenii Pak

                                                                                                                Title: President

Date: April 2, 2021                                                                                  Date: April 2, 2021